Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL 2012 THIRD QUARTER RESULTS

Milwaukee, Wisconsin – April 26, 2012 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal third quarter ended April 1, 2012.

Net sales for the Company’s third quarter ended April 1, 2012 were $70.6 million, compared to net sales of $65.7 million for the third quarter ended March 27, 2011.  The higher net sales for the current quarter can be primarily attributed to increased customer production volumes.  Higher content on certain products also contributed to the net sales improvement during the current quarter.

Net income for the current quarterly period was $2.7 million, compared to a net income of $55,000 in the prior year quarter.  Diluted earnings per share for the current quarterly period were $.82 compared to diluted earnings per share of $.02 in the prior year quarter. The lower net income for the prior year quarter was significantly affected by a combination of STRATTEC’s share of the cost associated with a customer’s specific warranty claim, and an adjustment for customer price concessions.  These two items resulted in a pre-tax provision of $1.8 million during the prior year quarter and reduced diluted earnings per share by $.33 in the prior year quarter.

For the nine months ended April 1, 2012, the Company’s net sales were $202.9 million compared to net sales of $186.7 million in the prior year period.  Net income during the current year to date period was $5.6 million compared to net income of $2.7 million in the prior year period and diluted earnings per share during the current year to date period were $1.67 compared to diluted earnings per share of $.82 in the prior year period.

The year-over-year net sales increase for the current quarter reflected increased sales to STRATTEC’s three largest customers.  Sales to Chrysler Group LLC were $23.6 million in the current quarter compared to $21.6 million in the prior year quarter.  Sales to General Motors Company were $16.8 million compared to $14.8 million.  Sales to Ford Motor Company were $8.4 million compared to $7.0 million.  Sales to Hyundai/Kia were $3.6 million compared to $4.0 million.

Gross profit margins were 18.5 percent in the current quarter compared to 13.9 percent in the prior year quarter.   The higher gross profit margin in the current year quarter was primarily the result of a favorable Mexico Peso to U.S. Dollar exchange rate positively affecting the Company’s operations in Mexico and favorable customer vehicle production volumes, which increased overhead absorption of STRATTEC’s manufacturing costs, offset by higher expense provisions for the Company’s Economic Value Added (EVA®) incentive bonus plan.  Items negatively impacting the year-over-year comparison of the prior year quarter gross margin was the $1.8 million pre-tax provision mentioned above, in connection with STRATTEC’s share of the cost associated with a customer specific warranty claim and an adjustment for customer price concessions which reduced the prior year gross profit margin by 2.7 percentage points.

Operating expenses were $8.7 million in the current quarter, compared to $8.0 million in the prior year quarter.  As referenced above, this increase in operating expenses was primarily driven by the higher incentive bonus expense incurred during the current quarter.

Included in Other (Expense) Income in the current quarter compared to the prior year quarter were the following items (in thousands of dollars):

	April 1,	March 27,
	2012	2011

Foreign Currency Transaction Loss	$(698)	$(368)
Impact of Mexican Peso Option Contracts, Net Gain (Loss)	1,126	(114)
Rabbi Trust Gain	161	75
Equity (Loss) Earnings of VAST LLC Joint Venture	(140)	197
Other	73	50
	$522	$(160)

As reported in our previous fiscal 2012 quarterly operating results, the VAST LLC operations in China and Brazil both incurred relocation costs associated with moves to new facilities and start-up costs associated with a new product line.  Both of these items resulted in STRATTEC incurring an equity loss from this joint venture in all three quarters of fiscal year 2012 compared to the same quarters in the prior year in which STRATTEC had equity earnings from the joint venture.  We anticipate these transition costs and losses to continue over the remaining 2012 calendar year.

During the current quarter the Company voluntarily contributed $500,000 to its Defined Benefit Pension Trust.

EVA® is a registered trademark of Stern, Stewart & Co.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	April 1, 2012	March 27, 2011	April 1, 2012	March 27, 2011

Net Sales	70,608	$65,650	$202,871	$186,711

Cost of Goods Sold	57,556	56,531	167,075	157,466

Gross Profit	13,052	9,119	35,796	29,245

Engineering, Selling & Administrative Expenses	8,720	7,953	24,907	24,436

Income from Operations	4,332	1,166	10,889	4,809

Interest Income	15	36	47	84

Interest Expense – Related Parties	(19)	(38)	(73)	(134)

Other Income (Expense), Net	522	(160)	(155)	899

	4,850	1,004	10,708	5,658

Provision for Income Taxes	1,136	262	2,717	1,394

Net Income	3,714	742	7,991	4,264

Net Income Attributable to Non-Controlling Interest	986	687	2,433	1,544

Net Income Attributable to STRATTEC SECURITY CORPORATION	$2,728	$55	$5,558	$2,720

Earnings Per Share:
Basic	$0.83	$0.02	$1.68	$0.83
Diluted	$0.82	$0.02	$1.67	$0.82

Average Basic Shares Outstanding	3,303	3,286	3,299	3,284

Average Diluted Shares Outstanding	3,333	3,339	3,329	3,322

Other
Capital Expenditures	$3,296	$2,245	$9,585	$5,727
Depreciation & Amortization	$1,752	$1,677	$5,083	$4,904

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	April 1, 2012	July 3, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$15,664	17,250
Receivables, Net	41,591	39,649
Inventories	23,059	22,135
Other Current Assets	17,366	15,368
Total Current Assets	97,680	94,402
Deferred Income Taxes	3,667	3,639
Loan to Joint Venture	-	1,500
Investment in Joint Venture	8,890	7,276
Other Long Term Assets	560	635
Property, Plant and Equipment, Net	44,425	40,636
	$155,222	$148,088

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$24,373	$22,851
Other	28,875	28,137
Total Current Liabilities	53,248	50,988
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	5,414	7,036
Other Long Term Liabilities	85	-
Shareholders’ Equity	249,197	243,974
Accumulated Other Comprehensive Loss	(22,982)	(21,750)
Less: Treasury Stock	(135,980)	(136,009)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	90,235	86,215
Non-Controlling Interest	6,240	3,849
Total Shareholders’ Equity	96,475	90,064
	$155,222	$148,088

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	April 1, 2012	March 27, 2011	April 1, 2012	March 27, 2011

Cash Flows from Operating Activities:
Net Income	3,714	$742	$7,991	$4,264
Adjustment to Reconcile Net Income to
Cash Provided by (Used In) Operating Activities:
Equity Loss (Earnings) in VAST LLC Joint Venture	140	(197)	452	(1,000)
Depreciation and Amortization	1,752	1,677	5,083	4,904
Foreign Currency Transaction Loss (Gain)	698	368	(907)	558
Unrealized (Gain) Loss Foreign Currency Option Contracts	(1,174)	114	542	114
Stock Based Compensation Expense	251	155	622	453
Change in Operating Assets/Liabilities	(728)	(5,453)	(3,936)	(9,650)
Other, net	(10)	32	6	49

Net Cash Provided by (Used In) Operating Activities	4,643	(2,562)	9,853	(308)

Cash Flows from Investing Activities:
Investment in Joint Ventures	-	(150)	(200)	(300)
Restricted Cash	-	-	-	2,100
Purchase of Additional Interest in ADAC-STRATTEC LLC	-	-	-	(22)
Additions to Property, Plant and Equipment	(3,296)	(2,245)	(9,585)	(5,727)
Proceeds from Sale of Property, Plant and Equipment	9	21	9	21
Net Cash Used in Investing Activities	(3,287)	(2,374)	(9,776)	(3,928)

Cash Flow from Financing Activities:
Dividends Paid	(336)	-	(1,006)	(3,989)
Repayment of Loan to Related Parties	-	(100)	(850)	(850)
Exercise of Stock Options and Employee Stock Purchases	10	16	74	44

Net Cash Used in Financing Activities	(326)	(84)	(1,782)	(4,795)

Effect of Foreign Currency Fluctuations on Cash	(129)	(111)	119	(156)

Net Increase (Decrease) in Cash & Cash Equivalents	901	(5,131)	(1,586)	(9,187)

Cash and Cash Equivalents:
Beginning of Period	14,763	17,811	17,250	21,867
End of Period	$15,664	$12,680	$15,664	$12,680